                                                                     Exhibit 4.9

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. THIS NOTE MAY NOT BE OFFERED, SOLD, HYPOTHECATED, GIVEN, BEQUEATHED, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF ("TRANSFERRED") EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, TO THE EXTENT REASONABLY REQUESTED BY THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

$[    ]    New York, New York

                                 March 14, 2006

                        VIATEL HOLDING (BERMUDA) LIMITED
                  SENIOR SECURED INCREASING RATE NOTE DUE 2007

            Viatel Holding (Bermuda) Limited, a company organized under the laws of Bermuda (or its successor, the "Company"), hereby unconditionally promises to pay to the order of [ ] (the "Holder"), a company incorporated in Delaware, the principal amount of [ ]U.S. Dollars (U.S.$[ ]), on July 1, 2007 (the "Maturity Date"), and to pay interest at the time, in the form and at the rate set forth herein. Certain capitalized terms used herein without definition shall have the meanings assigned to them in Article 9 hereof. This Note is issued in accordance with and subject to the following terms and conditions:

                                    ARTICLE 1
                             PRINCIPAL AND INTEREST

            Section 1.1. Principal and Interest.

            (a) The Company shall on the Maturity Date pay to the order of the Holder an amount equal to the aggregate principal amount of this Note outstanding on the Maturity Date, plus accrued and unpaid interest thereon, unless and to the extent that this Note is earlier redeemed, repurchased or repaid in accordance with the terms of this Note.

            (b) Interest shall be payable semi-annually, in arrears, on each July 15 and January 15 after the issuance of this Note (the "Interest Payment Dates"); provided, however, that the first Interest Payment Date shall be July 15, 2006. Interest shall accrue on the unpaid principal amount of this Note at the rate of 12.5% per annum from the Closing Date, or from the most recent Interest Payment Date for which the applicable interest payment has been made, until the principal amount of this Note is paid in full; provided, that such interest rate shall increase by 0.50% per annum on each Interest Payment Date beginning on July 15, 2006 (such interest rate as of any date of determination, the "Applicable Rate"). Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

            (a) If a date for payment of principal or interest is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

            (b) The Holder of this Note must surrender this Note to the Company to collect principal payments.

            (c) The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts in immediately available funds (without any counterclaim, setoff, recoupment or deduction whatsoever, and free and clear of, and without any withholding or deduction for or on account of, any present or future taxes, levies, imports, duties, charges or fees of any nature) and by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder. All payments of interest and principal in respect of this Note shall be made on the due date thereof no later than 3:00 p.m., New York, New York time. Any payment received by the Holder after 3:00 p.m., New York, New York time, on any day, will be deemed to have been received on the following Business Day.

            (d) The Company agrees that to the extent the Company makes a payment or payments hereunder which payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Company or its successors under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations, or part thereof, under this Note that have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

            (e) To the extent lawful, the Company shall pay interest on (i) overdue principal and (ii) overdue installments (without regard to any applicable grace period or payment blockage) of interest, in each case at a rate equal to the Applicable Rate plus 2% per annum, compounded semi-annually.

            (f) To guarantee the due and punctual payment of the principal and interest, if any, on this Note and all other amounts payable by the Company under this Note when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of this Note, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations pursuant to the terms of the Security Trust Agreement.

            (g) This Note and the other Senior Secured Increasing Rate Notes are secured on a first-priority basis by the Security Interest created by the Security Documents pursuant to, and subject to the terms of, the Security Trust Agreement.

            (h) If any deduction or withholding for any present or future taxes, assessments or other governmental charges of (x) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,
(y) any jurisdiction, other than the United

States, from or through which payment on this Note is made by the Company or Guarantors, or any political subdivision or governmental entity thereof or therein having the power to tax or (z) or any other jurisdiction, other than the United States, in which the Company or Guarantors are organized, or any political subdivision or governmental authority thereof or therein having power to tax, shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or Guarantors under this Note, the Company or Guarantors will pay to the Holder any additional amounts as may be necessary in order that the net amounts paid to such Holder who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after such deduction or withholding, shall be not less than the amount specified in this Note to which the Holder is entitled.

                                    ARTICLE 2
                                    TRANSFER

            The Company and, by acceptance of this Note, the Holder hereby agree that the following provisions shall govern the registration, sale, assignment, pledge, transfer, encumbrance or other disposition of this Note.

            Section 2.1. Note Registration. The Company shall keep at its principal office a register (the "Register") in which the Company shall enter the name and address of the registered holder of this Note. References to the "Holder" of this Note shall mean the person listed in the Register as the payee of this Note unless the payee shall have presented this Note to the Company for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The registered holder of this Note may be treated as the owner of it for all purposes.

            Section 2.2. Disposition. (a) This Note may, directly or indirectly, be sold, assigned, pledged, transferred, encumbered or otherwise disposed of (each, a "transfer") in accordance with applicable law.

            (b) A transfer of this Note permitted by paragraph (a) of this Section shall only be effected by the Holder hereof by delivery of this Note to the Company (with the instrument of assignment provided on this Note properly completed in accordance with the terms and conditions of this Note), accompanied by an opinion of counsel, in form and substance, and from counsel, reasonably satisfactory to the Company, and by such other evidence as the Company may reasonably require of compliance with the Securities Act and applicable state securities laws and with the provisions of this Note, at the Company's principal office or at such other location as the Company shall designate in writing to the Holder; provided, however, that such transfer of this Note shall become effective only upon, and shall not be effective for any purpose until, the Company has received this Note.

            (c) No service charge will be made for any such transfer or assignment.

                                    ARTICLE 3
                                OUTSTANDING NOTES

            Section 3.1. (a) Outstanding Notes. The Senior Secured Increasing Rate Notes outstanding at any time are all the Senior Secured Increasing Rate Notes issued by the Company except for those cancelled by it and those surrendered to it for cancellation. A Note also ceases to be outstanding because the Company or any direct or indirect Subsidiary of the Company holds the Note.

            (b) Direction, Waiver and Consent Requirements. In determining whether the Noteholders of the required principal amount of Senior Secured Increasing Rate Notes have concurred in any direction, waiver or consent, Senior Secured Increasing Rate Notes owned by the Company or any direct or indirect Subsidiary of the Company shall not be considered as though they are outstanding.

                                    ARTICLE 4
                             INTENTIONALLY OMITTED

                                    ARTICLE 5
                            REDEMPTION OF SECURITIES

            Section 5.1. Optional Redemption. This Note along with all other Senior Secured Increasing Rate Notes shall be redeemable at the option of the Company, in whole and not in part, on not less than 5 nor more than 20 days prior notice, in cash by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the United States designated in writing by the Holder at 100% of the principal amount, plus accrued and unpaid interest to the Redemption Date; provided, that in the event of a Change of Control prior to or in connection with any such optional redemption, the Redemption Price will be the greater of the price set forth above and the Change of Control Put Price.

            Section 5.2. Mandatory Redemption.

            (a) Asset Sales. Not later than the second Business Day following receipt by the Company or any of its Subsidiaries of any Net Asset Sale Proceeds, except with respect to certain possible asset sales disclosed to the Noteholders prior to the date hereof, the Company shall send a notice of redemption in accordance with Section 5.3 below to redeem the Notes in an aggregate amount equal to such Net Asset Sale Proceeds.

            (b) Insurance/Condemnation Proceeds. Not later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, the Company shall send a notice of redemption in accordance with Section 5.3 below to redeem the Notes in an aggregate amount equal to such Net Insurance/Condemnation Proceeds.

            (c) Issuance of Equity Securities. Not later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries, the Company shall send a notice of redemption in accordance with Section 5.3 below and redeem the Notes in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

            (d) Issuance of Debt. Not later than the second Business Day following the date of receipt by the Company or any of its Subsidiaries of any cash proceeds from incurrence of any indebtedness of the Company or any of its Subsidiaries, the Company shall send a notice of redemption in accordance with
Section 5.3 below and shall redeem the Notes in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

            (e) Redemption Price; Redemption Date. Each redemption pursuant to this Section 5.2 shall be made at 100% of the principal amount, plus accrued and unpaid interest to the redemption date. The redemption date for each such redemption shall be a date that is not less than 5 days nor more than 10 days after the date the respective notice of redemption shall have been required to be sent.

            Section 5.3. Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 40 days prior to the Redemption Date, to the Holder at the Holder's address appearing in the Register.

            All notices of redemption shall state:

                  (i) the date on which this Note will be redeemed (the
            "Redemption Date");

                  (ii) that on the Redemption Date the amount required to be paid in respect of such redemption in accordance with Section 5.1 or 5.2, as applicable (the "Redemption Price") will become due and payable in respect of this Note and all other Senior Secured Increasing Rate Notes, the amount of the Redemption Price, and that interest thereon will cease to accrue on and after said date; and

                  (iii) the place or places (which shall in no event be outside the continental United States) where the Note is to be surrendered for payment of the Redemption Price.

            Section 5.4. Notes Payable on Redemption Date. A notice of redemption having been given as aforesaid, this Note shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) shall cease to bear interest. Upon surrender of this Note for redemption in accordance with said notice, this Note shall be paid by the Company at the Redemption Price.

            If this Note is called for redemption and the Redemption Price for the Note is not paid in full on the Redemption Date upon surrender thereof for redemption, then the Redemption Date shall be deemed not to have occurred and in that case (x) the Company will be required to comply with all provisions of this
Article 5 in order to redeem this Note as if the notice required by this Section
5.3 had not been delivered, (y) all payments of the Redemption Price shall be allocated first to any accrued and unpaid interest to the Redemption Date and then to the unpaid principal amount of this Note and (z) the unpaid principal amount of this Note shall, until paid, continue to bear interest at the rate prescribed herein, and all other terms and conditions of this Note shall continue to apply.

                                    ARTICLE 6
                             CHANGE OF CONTROL OFFER

            Section 6.1. Change of Control Offer. (a) Upon a Change of Control, the Holder shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Note at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase (the "Change of Control Put Price") (subject to the right of the Holder to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 6.1(b).

            (b) Within five Business Days following any Change of Control, the Company shall mail a notice to the Holder (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that the Holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of the Note at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holder to receive interest due on the relevant interest payment date if prior to the date of repurchase);

                  (ii) the circumstances and relevant facts and financial
            information regarding such Change of Control;

                  (iii) the repurchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions reasonably determined by the Company, consistent with this Section 6.01, that the Holder must follow in order to have this Note purchased.

            (c) If the Holder elects to have the Note purchased, the Holder shall be required to (1) complete and manually sign the notice on the back of this Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company and (2) surrender the Note to the Company at the address specified in the notice at least three Business Days prior to the purchase date. The Holder shall be entitled to withdraw its election if the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that the Holder is withdrawing his election to have the Note purchased. The Company will issue to the Holder a new Note equal in principal amount to such unpurchased portion.

            (d) On the purchase date, the Note, or any portion thereof, purchased by the Company under this Section 6.1 shall be cancelled, and the Company shall pay the purchase price determined pursuant to Section 6.1(b)(i) to the Holder.

            (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Note pursuant to this
Section 6.1. To the extent that the provisions of any applicable securities laws or regulations require the Company to act in a manner that conflicts with provisions of this Note relating to Change of Control Offers, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.1 by virtue thereof.

                                    ARTICLE 7
                                EVENTS OF DEFAULT

            Section 7.1. Events of Default. The following shall be Events of
Default:

            (a) The Company or any Guarantor defaults in any payment of interest on any Senior Secured Increasing Rate Note, and such default continues for a period of 3 days;

            (b) The Company or any Guarantor (i) defaults in the payment of the principal of any Senior Secured Increasing Rate Note when the same becomes due and payable at its Maturity Date, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to the terms hereof;

            (c) The Company or any Guarantor fails to comply with Article 6 or
Section 5.2 hereof;

            (d) The Company or any Guarantor fails to comply with any of its covenants in this Note or any Transaction Document (other than those referred to in paragraphs (a), (b) or (c) above) and such failure continues for 60 days after written notice of such failure shall have been delivered to the Company by a Noteholder or the Security Trustee;

            (e) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law or otherwise shall be liquidated, dissolved, adjudicated insolvent, or shall fail to pay, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors; or the Company or any Subsidiary shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of the Company or any Subsidiary; or the Company or any Subsidiary shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to the Company or any Subsidiary under the laws of any jurisdiction or takes any comparable action under any foreign laws relating to insolvency; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any Subsidiary and such proceeding shall not be dismissed within 60 days after being instituted;

            (f) (i) Any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or not perfected, or shall cease or fail for any reason to be in full force and effect or to create or constitute a security interest with the priority and effect required under the Security Trust Agreement and such default or failure continues for 10 days after written notice, or (ii) the Company or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under this Note or any Security Document;

            (g) A representation or warranty made or repeated by the Company or any Guarantor in or in connection with this Note or any Security Document or in any certificate or statement delivered by or on behalf of the Company or any Guarantor under or in connection with this Note or any Security Document is incorrect in any material respect when made or deemed to have been made or repeated;

            (h) The Company and its Subsidiaries (taken as a whole) cease to carry on all or a substantial part of its business;

            (i) Any litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started against the Company or any Subsidiary where there is a reasonable likelihood of an adverse outcome to the Company or any Subsidiary where that outcome is of a nature which would have a Material Adverse Effect; or

            (j) All or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Company or any material Subsidiary are seized, expropriated, nationalised or otherwise compulsory acquired by or under the authority of any government or government entity.

            Section 7.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 7.1(e)) occurs and is continuing, then and in every such case the Majority Noteholders may declare the principal of, and all accrued and unpaid interest under, all Senior Secured Increasing Rate Notes, including this Note, to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and interest shall become due and payable immediately. If an Event of Default specified in Section 7.1(e) occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable in cash without any declaration or other act on the part of any Holders.

            Notwithstanding any of the foregoing, at any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, the Majority Noteholders may rescind and annul such declaration and its consequences by notice to the Company in writing of their desire to do so. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

                                    ARTICLE 8
                                    COVENANTS

            Section 8.1. Payment of Notes. The Company shall promptly pay the principal of and interest on this Note on the dates and in the manner provided herein. The Company shall, to the extent lawful, pay interest on overdue principal and overdue installments of interest to the extent and in the manner set forth in Section 1.1(g) of this Note.

            Section 8.2. Compliance with Bye-Laws. The Company shall, and shall cause all of its Subsidiaries to, comply with all of the terms and conditions of
Section 76A and Schedule 2 of the Bye-Laws.

            Section 8.3. Compliance Certificate. The Company shall deliver to the Holder within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

                                    ARTICLE 9
                                   DEFINITIONS

            Section 9.1. Definitions. The following terms shall have the meanings set forth below:

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Bye-Laws" means the Bye-Laws of the Company.

            "Asset Sale" means the sale by the Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the Capital Stock of any of the Company's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of the Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Company or any of its Subsidiaries (other than inventory sold in the ordinary course of business).

            "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors.

            "Board of Directors" means the Board of Directors or any committee thereof duly authorized to act on behalf of the Board of Directors.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

            "Change of Control" means the occurrence (x) of a Liquidity Event (as defined in the Existing Notes), (y) of the adoption of a plan relating to the liquidation or dissolution of the Company, or (z) at any time following the occurrence of a Liquidity Event, of any of the following events:

            (a) (i) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise, and (ii) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

            (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors or members of such governing body, as the case may be, whose designation or election to such Board of Directors, or whose nomination for election by the shareholders of the Company, (x) was approved by a vote of a majority of the directors of the Company then still in office who were either directors or members of such governing body, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved or (y) was effected in accordance with Sections 83A, 83B and 83C of the Bye-Laws), cease for any reason to constitute a majority of the Board of Directors, then in office; or

            (c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

            "Change of Control Offer" has the meaning set forth in Section
6.1(b).

            "Change of Control Put Price" has the meaning set forth in Section 6.1(a).

            "Closing Date" means March 13, 2006.

            "Common Shares" means the Common Shares of the Company, par value $0.01 per share.

            "Company" has the meaning set forth in the preamble.

            "Deed of Priorities" means the Deed of Priorities dated June 23, 2005 by and between the Security Trustee, as security trustee for the Initial Purchasers, and The Law Debenture Trust Company, p.l.c., as security trustee for the holders of the Existing Notes.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Event of Default" has the meaning set forth in Section 7.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Notes" means the Company's 8% Convertible Senior Secured Notes due 2014.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Guarantors" means VTL (UK) Limited, Viatel Broadband Limited, Viatel Internet Limited, and each other Subsidiary that may issue a Guarantee of this Note under the Security Trust Agreement or other guarantee agreement.

            "Holder" has the meaning set forth in the preamble, as further described in Section 2.1.

            "Initial Purchasers" means the "Purchasers" as defined in the Purchase Agreement.

            "Interest Payment Date" has the meaning set forth in Section 1.1(b).

            "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not open for general business in London or New York.

            "Letter Agreement" means that certain Letter Agreement dated as of June 23, 2005, by and between the Company, the holders of the Existing Notes and the Initial Purchasers.

            "Majority Noteholders" means, at any time, the Noteholders holding a majority of the principal amount of the Senior Secured Increasing Rate Notes outstanding at such time.

            "Material Adverse Effect" means a material adverse effect on the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole, or any other circumstance that in any manner would be expected to materially adversely affect the interests of the Holder in the Note.

            "Maturity Date" has the meaning set forth in the preamble.

            "Morgan Stanley" means Morgan Stanley & Co. Incorporated.

            "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs (including, without limitation, transaction costs) incurred in connection with such Asset Sale, including (a) all income or gains taxes payable at any time by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Senior Secured Increasing Rate Notes) that is secured by a Security Interest on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale.

            "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any cash payments or proceeds received by the Company or any of its Subsidiaries
(a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith and (c) any amounts required to be applied to the repayment of any indebtedness secured by a lien which is prior to any liens of the Noteholders on the asset or assets that are subject to the taking, condemnation or casualty but excluding, however, an aggregate of $1,000,000 of such proceeds.

            "Note Documents" means this Note, the Security Trust Agreement, the Deed of Priorities and the Security Documents.

            "Noteholders" means all registered owners of the Senior Secured Increasing Rate Notes.

            "Note" means this Note, as amended, supplemented, extended, restated, renewed, replaced, refinanced or otherwise modified, in each case from time to time and whether in whole or in part.

            "Obligations" means all obligations of the Company and the Guarantors under this Note and the other Note Documents, including obligations to the Security Trustee, whether for payment of principal of or interest on this Note and all other monetary obligations of the Company and the Guarantors under this Note and the other Note Documents, whether for fees, expenses, indemnification or otherwise.

            "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. "Officer" of a Guarantor has a correlative meaning.

            "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certificate. For the avoidance of doubt, any Officers' Certificate to be delivered by the Company pursuant to this Note shall be signed by two Officers of the Company.

            "Permitted Holders" means Morgan Stanley and its Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Purchase Agreement" means the Investment and Note Purchase Agreement, dated as of June 23, 2005, by and among the Company and the Initial Purchasers.

            "Redemption Date" has the meaning set forth in Section 5.3(i).

            "Redemption Price" has the meaning set forth in Section 5.1.

            "Register" has the meaning set forth in Section 2.1.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means the Security Trust Agreement and any mortgages, charges, assignments or other Security Interests from time to time granted by the Company or the Guarantors to the Security Trustee pursuant to the Security Trust Agreement or any other such security document.

            "Security Interest" means any mortgage, sub-mortgage, security assignment, standard security, charge, sub-charge, pledge, lien, right of set-off or other encumbrance or security interest of any kind, however created or arising.

            "Senior Secured Increasing Rate Notes" means this Note and each other Senior Secured Increasing Rate Note of the Company issued on the date of issuance set forth above pursuant to the Purchase Agreement.

            "Security Trust Agreement" means the Security Trust and Intercreditor Deed, dated as of June 23, 2005, as amended, by and among the Company, the Guarantors, the Security Trustee and the Noteholders.

            "Security Trustee" means The Law Debenture Trust Corporation p.l.c. and its successors and assigns under the Security Trust Agreement.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

            "Transaction Documents" means the Senior Secured Increasing Rate Notes, the Purchase Agreement, the Security Documents, and the Letter Agreement, the Deed of Priorities.

            "transfer" has the meaning set forth in Section 2.2.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

            Section 9.2. Interpretation. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                  (iii) references to "generally accepted accounting principles"
            shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

                  (iv) "or" is not exclusive;

                  (v) words in the singular include the plural, and in the
            plural include the singular;

                  (vi) provisions apply to successive events and transactions;

                  (vii) "including" means including without limitation; and

                  (viii) any definition of or reference to any agreement,
            instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified.

                                   ARTICLE 10
                                  MISCELLANEOUS

            Section 10.1. Notices. Any notice or communication to be given according to the terms of this Note shall be governed by the terms and conditions for the giving of notices under Section 9.04 of the Purchase Agreement. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

            Section 10.2. No Recourse Against Others. A director, officer, employee, creditor or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

            Section 10.3. Amendment. The provisions of this Note may be amended, modified or waived if the Majority Noteholders shall, by written consent delivered to the Company, consent to such amendment, modification or waiver; provided, however, that no such waiver shall extend to or affect any covenant set forth herein except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant shall remain in full force and effect; and provided further that no such amendment, modification or waiver (i) which would modify any requirement hereunder that any particular action be taken by all of the Noteholders, or by Noteholders of a specified percentage of the aggregate principal amount of the outstanding Senior Secured Increasing Rate Notes, shall be effective unless consented to by all of the Noteholders or by Noteholders of such specified percentage, respectively, or (ii) which would extend the due date for, or reduce the amount of, or form of, any payment of principal of or interest on any Senior Secured Increasing Rate Note shall be made without the consent of the Noteholder of such Senior Secured Increasing Rate Note. Any such amendment, modification or waiver consented to by the Majority Noteholders shall be binding on all Noteholders.

            Section 10.4. Governing Law; Jurisdiction; Waiver of Trial by Jury.
(a) This Note shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "New York Court") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "U.K. Court"), for the purpose of any suit, action or other proceeding arising out of or relating to this Note or under any applicable securities laws and arising out of the foregoing, which is brought by or against the Company, and the Company hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. The Company hereby agrees not to commence any action, suit or proceeding relating to this Note other than in a New York Court except to the extent mandated by applicable law. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an inconvenient court and agree not to plead or claim the same. EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS NOTE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (a) The submission to the jurisdiction referred to in the preceding paragraph shall not limit the right of the Holder to take proceedings against the Company in courts of any other competent jurisdiction nor shall the taking of proceedings against the Company in any one or more jurisdictions preclude the taking of proceedings against the Company in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

            (b) The Company agrees that the process by which any suit, action or proceeding is begun in connection with this Note may be served on it at its principal place of business in the United Kingdom for the time being. If the Company ceases to have a principal place of business in the United Kingdom, it shall immediately appoint a further person in the United Kingdom to accept service of process on its behalf in such jurisdiction. Nothing contained herein shall affect the right of the Company or the Holder to serve process in any other manner permitted by law. In addition, the Company acknowledges and agrees that (a) it has, by separate letter, irrevocably appointed CT Corporation System, as its authorized agent upon which process may be served in any suit or proceeding against the Company arising out of or relating to this Note or under any securities laws of the United States or any state thereof and arising out of the foregoing, (b) it has, prior to the date hereof, paid such agent an amount in cash sufficient to procure such agent's services for three years from the date hereof and (c) service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided above, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of at least three years from the date of this Note.

            Section 10.5. Successors. All agreements of the Company in this Note shall bind its successor.

            Section 10.6. Severability. If any one or more of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and such provision shall be interpreted to the fullest extent permitted by the law; provided that the Company and the Holder shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

            Section 10.7. Headings, etc. The headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 10.8. Enforcement. The Company agrees to pay all fees (including legal fees) and expenses which the Holder may reasonably incur as a result of any contest by the Holder of the liability of the Company under any provision of this Note in which a final and non-appealable decision or settlement is made that the Company is liable to the Holder in substantially such a manner as is claimed by the Holder.

            Section 10.9. Specific Performance. The Company acknowledges that the Holder would not have an adequate remedy at law for money damages in the event that the terms of this Note were not performed in accordance with its terms, and therefore agrees that the Holder shall be entitled to (in addition to any other remedy to which the Holder may be entitled, at law or in equity) injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Note, the Company shall not raise the defense that there is an adequate remedy at law.

            Section 10.10. Non-Waiver; Remedies Cumulative. Holder shall not, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not, except as specifically set forth therein, be construed as continuing or as a bar to or waiver of a right or remedy on any other occasion. All remedies conferred upon Holder by this Note shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

            Section 10.11. Waiver. The Company hereby waives presentment for payment, protest and demand, and, except as specifically set forth or required herein or hereunder, notice of protest, intent, demand, dishonor and nonpayment of this Note and all other notices of any kind.

            Section 10.12. Assignment. This Note and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Holder.

            Section 10.13. Entire Agreement. This Note and the agreements, documents and instruments executed in connection herewith, constitutes the entire agreement of the Company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Company and the Holder, whether oral or written, with respect to the subject matter hereof.

            Section 10.14. Time of the Essence. Time is of the essence with respect to all of the obligations and agreements specified in this Note.

                                            VIATEL HOLDING (BERMUDA) LIMITED

                                            By: __________________________
                                                Name:
                                                Title:

                              [FORM OF ASSIGNMENT]

The undersigned Holder, hereby * to ________ (herein called the "Assignee"), ** interest of the undersigned in this Note, with the effect and subject to the provisions set forth in this Note, such assignment to be effected by delivery of this Note to the Company with this assignment properly completed in accordance with the terms and conditions of this Note, such transfer or assignment to become effective on, and not to be effective for any purpose until, the Company has acknowledged such transfer or assignment and executed and delivered a new Note to the (partial) Assignee registered in the name of the (partial) Assignee (and, in the case of a partial assignment, a new Note to the undersigned Holder).

Dated: ____________             _________________________________

                                             Signature
                         (Use exact name of Holder as shown on this Note)

Fill in for registration of new Note:

__________________
__________________
__________________
Please print address of Assignee (including zip code)

The undersigned, [insert name of assignee], hereby agrees to execute any documents reasonably requested by the Company or the Majority Noteholders to effect the foregoing.

__________________________

Signature of Assignee

-----------

* Insert, as appropriate, the words "transfers", "assigns", or followed by a description of the obligation, "pledges as security for".

** Insert, as appropriate, the words "(100%) the entire" or, preceded by a percentage less than 100% in parentheses, "a partial".

            Notice of the foregoing assignment is hereby acknowledged and approved.

                                         VIATEL HOLDING (BERMUDA) LIMITED

                                         By ___________

Dated: ______________

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE PURSUANT TO SECTION 6.1 - CHANGE OF CONTROL]
TO VIATEL HOLDING (BERMUDA) LIMITED:

The undersigned Holder hereby elects to have the Company repurchase [all] [ * principal amount] of this Note pursuant to Section 6.1 of this Note.

Dated: ____________                ___________________________________

                                                  Signature
                               (Use exact name of Holder as shown on this Note)

* If Note to be repurchased in part, state the amount ($1,000 or integral multiple thereof)